                                                                     EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 14, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to the Shareholders and Board of Trustees of Enterprise Accumulation Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
April 29, 2003